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                                                                    EXHIBIT 99.1

                  MOUNTAIN NATIONAL BANCSHARES, INC. ANNOUNCES
                    INTENT TO OFFER COMMON STOCK AND WARRANTS


         SEVIERVILLE, Tenn., June 6, 2005-Mountain National Bancshares, Inc. (OTCBB: MNBT.OB) announced today that its board of directors has authorized the filing of a registration statement with the Securities and Exchange Commission for the sale by Mountain National of approximately 350,000 shares of Mountain National's common stock. Mountain National will also issue to each purchaser in the offering, one warrant, exercisable two years after the completion of the offering, to purchase a share of its common stock for each share of common stock purchased in the offering. The shares and warrants will be offered initially to Mountain National's shareholders, and then to other investors. Mountain National expects to file the registration statement in the second quarter of 2005 and anticipates that the offering will be consummated during the third quarter of 2005. Mountain National is offering the shares of common stock to fund the further growth and expansion of Mountain National Bank. This press release does not constitute an offer to sell nor a solicitation of an offer to buy the shares of common stock or the warrants expected to be registered in the offering. An offering will only be made by the prospectus included in the registration statement filed with the Securities and Exchange Commission.














The foregoing statements regarding Mountain National Bancshares, Inc.'s intentions with respect to the contemplated filing of a registration statement covering the sale of its common stock are forward-looking statements under the Private Securities Litigation Reform Act of 1995, and actual results could vary. Mountain National's ability to file the registration statement and complete the contemplated offering successfully is subject to various risks, many of which are outside of its control, including prevailing conditions in the public capital markets; the effects of future economic or business conditions; governmental monetary and fiscal policies, as well as legislative and regulatory changes, including changes in banking, securities and tax laws and regulations; the risks of changes in interest rates on the levels, composition and costs of deposits, loan demand, and the values of loan collateral, securities, and interest sensitive assets and liabilities; credit risks of borrowers; the effects of competition from a wide variety of local, regional, national and other providers of financial, investment, and insurance services; the failure of assumptions underlying the establishment of reserves for possible loan losses and other estimates; the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as part of these transactions and the possible failure to achieve expected gains, revenue growth and/or expense savings from such transactions; changes in accounting policies, rules and practices; changes in technology or products that may be more difficult, or costly, or less effective, than anticipated and other risks and uncertainties as detailed from time to time in the reports filed by Mountain National with the Securities and Exchange Commission.